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                                                                     EXHIBIT 23




                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the use of our report incorporated by reference in the Registration Statement (Form S-8, File No. 333-88183) pertaining to the Dave & Buster's Employee 401(k) Savings Plan and in the related prospectus of our report dated June 1, 2000, with respect to the financial statements and supplemental schedules of the Dave & Buster's Employee 401(k) Savings Plan included in this Annual Report (Form 11-K) for the years ended December 31, 1999 and 1998.


                                                 /s/ SUTTON FROST CARY, LLP
                                                 ------------------------------
                                                 SUTTON FROST CARY, LLP


Dallas, Texas
June 21, 2000